   As filed with the Securities and Exchange Commission on December 20, 1995
                                                 Registration No. 33-___________
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             _______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               __________________
                               CHIRON CORPORATION
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

           Delaware                                              94-2754624
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)
                  4560 Horton St., Emeryville, California 94608
                                 (510) 655-8730
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               __________________

                         CHIRON 1991 STOCK OPTION PLAN
                            (Full title of the plan)
                               __________________

                            EDWARD E. PENHOET, PH.D.
                      President and Chief Executive Officer
                               CHIRON CORPORATION
                4560 Horton Street, Emeryville, California 94608
                                 (510) 655-8730
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------------------
 Title of Securities                                      Proposed Maximum            Proposed Maximum               Amount of
  to be Registered          Amount to be Registered    Offering Price Per Share    Aggregate Offering Price      Registration  Fee
  -----------------         -----------------------    ------------------------    ------------------------      -----------------
Common Stock, $0.01 par         1,235,996 (1)                 $98.25 (2)               $121,436,607 (2)                $41,875
value (1991 Stock Option
Plan)
----------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Chiron 1991 Stock Option Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(2) Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling prices per share of Common Stock of Chiron Corporation on December 18, 1995, as reported by the NASDAQ National Market System.

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.
                               __________________

Also relates to Registration File Nos. 33-35182, 33-20181, 2-90595, 33-44477 and 33-65024 pursuant to Rule 429 under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The contents of the Registration Statement on Form S-8 (File No. 33-44477), filed by Chiron Corporation (the "Registrant") with the Securities and Exchange Commission on December 12, 1991, is hereby incorporated by reference herein.

ITEM 8.  EXHIBITS.

EXHIBIT NUMBER      EXHIBIT
--------------      --------

     4.01 Rights Agreement, dated as of August 25, 1994, between the Company and Continental Stock Transfer & Trust Company, which includes the Certificate of Designations for the Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C, incorporated by reference to Exhibit 4.04 of the Registrant's current report on Form 8-K dated August 25, 1994.

     4.02 Amendment No. 1 to Rights Agreement dated as of November 20, 1994, between Chiron Corporation and Continental Stock Transfer & Trust Company, incorporated by reference to
                    Exhibit 4.05 of the Registrant's current report on Form 8-K, dated November 20, 1994.

     5              Opinion of William G. Green.
     23.1           Consent of KPMG Peat Marwick LLP, Independent Auditors,
                    relating to the 1994 consolidated financial statements of Chiron Corporation and subsidiaries.
     23.2           Consent of Ernst & Young LLP, Independent Auditors, relating to the 1993 and 1992 consolidated financial statements of Chiron Corporation.
     23.3           Consent of Ernst & Young LLP, Independent Auditors, relating to the consolidated financial statements of Ciba Corning
                    Diagnostics Corp.
     23.4           Consent of KPMG Peat Marwick LLP, Independent Auditors,
                    relating to the financial statements of The Biocine Company.
     23.5           Consent of Reconta Ernst & Young, Independent Auditors,
                    relating to the consolidated financial statements of JV Vax
                    B.V.
     23.6           Consent of Ernst & Young LLP, Independent Auditors,
                    relating to the financial statements of Viagene, Inc.
     23.7           Consent of William G. Green is contained in Exhibit 5.
     24             Power of Attorney.  Reference is made to pages II-2 and II-3 of this Registration Statement.
     99.1           Chiron 1991 Stock Option Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Emeryville, State of California, on the 19th day of December, 1995.


                                   CHIRON CORPORATION

                                   By /s/ Edward E. Penhoet
                                      ---------------------------------
                                      Edward E. Penhoet
                                      President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Chiron Corporation, a Delaware corporation, do hereby constitute and appoint Edward E. Penhoet and William J. Rutter, and each of them, the lawful attorneys and agents or attorney and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


SIGNATURE                           TITLE                              DATE
/s/ Edward E. Penhoet, Ph.D.        President, Chief Executive         December 19, 1995
-------------------------------     Officer and Director (Principal
(Edward E. Penhoet, Ph.D.)          Executive Officer)

/s/ William J. Rutter, Ph.D.        Chairman of the Board              December 19, 1995
-------------------------------
(William J. Rutter, Ph.D.)

/s/ Dennis L. Winger                Senior Vice President, Finance     December 19, 1995
-------------------------------     and Administration, Chief
(Dennis L. Winger)                  Financial Officer (Principal
                                    Financial and Accounting Officer)


/s/ Gilbert F. Amelio, Ph.D.        Director                           December 19, 1995
-------------------------------
(Gilbert F. Amelio, Ph.D.)

/s/ Lewis W. Coleman                Director
-------------------------------
(Lewis W. Coleman)

/s/ Pierre E. Douaze                Director                           December 19, 1995
-------------------------------
(Pierre E. Douaze)

/s/ Donald A. Glaser, Ph.D.         Director                           December 19, 1995
-------------------------------
(Donald A. Glaser, Ph.D.)

/s/ Alex Krauer, Ph.D.              Director                           December 19, 1995
-------------------------------
(Alex Krauer, Ph.D.)

/s/ Francois L'Eplattenier, Ph.D    Director                           December 19, 1995
-------------------------------
(Francois L'Eplattenier, Ph.D.)

/s/ Henri Schramek, Ph.D.           Director                           December 19, 1995
-------------------------------
(Henri Schramek, Ph.D.)

/s/ Jack W. Schuler                 Director                           December 19, 1995
-------------------------------
(Jack W. Schuler)

/s/ Pieter J. Strijkert, Ph.D.      Director                           December 19, 1995
-------------------------------
(Pieter J. Strijkert, Ph.D.)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    EXHIBITS
                                       TO
                                    FORM S-8
                                      UNDER
                             SECURITIES ACT OF 1933

                               CHIRON CORPORATION

                                  EXHIBIT INDEX



EXHIBIT NUMBER      EXHIBIT
--------------      -------

     4.01 Rights Agreement, dated as of August 25, 1994, between the Company and Continental Stock Transfer & Trust Company, which includes the Certificate of Designations for the Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C, incorporated by reference to Exhibit 4.04 of the Registrant's current report on Form 8-K dated August 25, 1994.

     4.02 Amendment No. 1 to Rights Agreement dated as of November 20, 1994, between Chiron Corporation and Continental Stock Transfer & Trust Company, incorporated by reference to
                    Exhibit 4.05 of the Registrant's current report on Form 8-K, dated November 20, 1994.

     5              Opinion of William G. Green.

     23.1 Consent of KPMG Peat Marwick LLP, Independent Auditors, relating to the 1994 consolidated financial statements of Chiron Corporation and subsidiaries.
     23.2 Consent of Ernst & Young LLP, Independent Auditors, relating to the 1993 and 1992 consolidated financial statements of Chiron Corporation.
     23.3 Consent of Ernst & Young LLP, Independent Auditors, relating to the consolidated financial statements of Ciba Corning Diagnostics Corp.
     23.4 Consent of KPMG Peat Marwick LLP, Independent Auditors, relating to the financial statements of The Biocine Company.
     23.5 Consent of Reconta Ernst & Young, Independent Auditors, relating to the consolidated financial statements of JV Vax B.V.
     23.6 Consent of Ernst & Young LLP, Independent Auditors, relating to the financial statements of Viagene, Inc.
     23.7           Consent of William G. Green is contained in Exhibit 5.
     24 Power of Attorney. Reference is made to pages II-2 and II-3 of this Registration Statement.
     99.1           Chiron 1991 Stock Option Plan.